UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2014
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
LPL Financial Holdings Inc. (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”) on May 6, 2014. The stockholders of the Company considered and acted upon the following proposals:
1. Election of Directors. By the vote reflected below and as a result of the approval of the amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) described under proposals 2 and 3 below, the stockholders elected the following seven individuals to serve as directors of the Company until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard W. Boyce	89,072,349	834,284	7,119	0
John J. Brennan	89,525,136	381,597	7,019	0
Mark S. Casady	88,661,142	1,151,844	100,766	0
Anne M. Mulcahy	84,916,507	4,990,007	7,238	0
James S. Putnam	89,704,195	208,172	1,385	0
James S. Riepe	89,518,716	387,598	7,438	0
Richard P. Schifter	88,937,507	969,126	7,119	0

2. Approval of Amendment to Certificate of Incorporation to Declassify the Board of Directors. The stockholders approved an amendment to the Certificate of Incorporation that provides for the declassification of the Company’s Board of Directors (the “Board”), such that it would be comprised of a single class of directors elected on an annual basis, rather than three classes of directors serving staggered three-year terms. 89,870,945 shares voted for the proposal; 28,506 shares voted against the proposal; and 14,296 shares abstained from voting on the proposal. There were five broker non-votes on the proposal.
3. Approval of Amendment to Certificate of Incorporation to Change Director Removal Standard. The stockholders approved an amendment to the Certificate of Incorporation that enables the removal of directors with or without cause rather than removal of directors only for cause. 89,862,345 shares voted for the proposal; 30,351 shares voted against the proposal; and 21,055 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.
4. Ratification of the Appointment by the Audit Committee of the Board of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014. The stockholders ratified the appointment by the audit committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year. 89,165,961 shares voted for the proposal; 733,041 shares voted against the proposal; and 14,750 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.
5. Advisory Vote on Executive Compensation. The stockholders approved, on an advisory, non-binding basis, the compensation paid to the named executive officers of the Company, as disclosed in the proxy statement relating to the Annual Meeting. 89,497,303 shares voted for the proposal; 222,468 shares voted against the proposal; and 193,980 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.

Item 8.01	Other Events.
On May 8, 2014, the Company filed with the Secretary of State of the State of Delaware the amendment to the Certificate of Incorporation that is filed as Exhibit 3.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to Amended and Restated Certificate of Incorporation of LPL Financial Holdings Inc., effective May 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ David P. Bergers
David P. Bergers
General Counsel

Dated: May 8, 2014